Exhibit 99.1
FOR IMMEDIATE RELEASE

Media Contacts:
Margo Burrage, Dart Container
margo.burrage@dart.biz
(517) 244-2778

Carol Makovich, Owen Blicksilver
for Vestar Capital Partners
carol@blicksilverpr.com
(203) 622-4781

Angie Gorman, Solo Cup Company
angie.gorman@solocup.com
(847) 444-3503

Investor Contact:
Bob Koney, Solo Cup Company
robert.koney@solocup.com
(847) 444-3201

Dart Container Corporation Signs Definitive Agreement to Acquire Solo Cup Company
Combined companies to provide greater value to customers
and ensure long-term success in a changing industry

March 21, 2012; Mason, Michigan -Dart Container Corporation, based in Mason, MI, and Solo Cup Company, headquartered in Lake Forest, IL, today announced that they have signed a Definitive Agreement under which Dart Container will acquire Solo in a transaction valued at approximately $1 billion. Both companies are in the consumer and foodservice disposable packaging business. The transaction, which is subject to regulatory approval, is expected to close by the third quarter of this year.

“Our acquisition of Solo will allow us to provide even greater value to our customers in the future,” said Dart Container CEO Robert C. Dart. “It will enable customers to purchase a wider range of products, made from a greater variety of materials with varying functional and environmental attributes - all from a single vendor. Both companies have an extensive history in the industry and will bring together valuable experience, traditions and complementary, high-quality products.”
“Solo has made great strides over the past several years in improving its operating efficiency, information systems and the caliber of the talent within the organization,” said Robert M. Korzenski, CEO, Solo Cup Company. “Dart's leadership team has shown a high level of respect for what Solo has accomplished and I believe we are putting the company in the right hands to succeed and grow going forward.”
“Dart Container's acquisition of Solo will accelerate the progress Solo has made to improve its levels of service and customer support,” said Dart. “We will use our expertise in running a successful, efficient, reliable and service-oriented company to create an organization that blends the best of both Dart and Solo for the benefit of our customers.”
According to Robert Dart, a top priority is bringing together the talents and skills of employees from both organizations to ensure that customers continue to receive exceptionally reliable service.
“These are two companies with strong histories of innovation and quality that have invested in the industry and in their customers,” said Robert L. Hulseman, chairman emeritus, Solo Cup Company. “I am very proud of this company's contributions to the foodservice packaging industry and extremely pleased that many of Solo's dedicated employees will have the opportunity to continue making a difference for our customers. This is a positive outcome for everyone involved.”

“We at Vestar have had a rewarding and productive partnership with the Hulseman family and Solo Cup's management team during the past eight years,” said Kevin Mundt, managing director, Vestar Capital Partners. “Our combined efforts have enabled Solo Cup to become a leader in the foodservice packaging industry and have led to this powerful, strategic transaction with Dart Container, a very positive outcome for Solo, Dart, the Hulseman family, and Vestar.”
Regarding the integration process, Robert Dart pointed out that unlike publicly traded companies, where short-term results often are of paramount importance to investors and other stakeholders, privately held Dart Container is able to make decisions and investments that are long term in nature. He said the company has the time, and will take the time, to integrate Solo in a thoughtful, analytical manner to ensure lasting success.
Solo is majority-owned by the family of its founder, Leo J. Hulseman, and is also a portfolio company of Vestar Capital Partners IV, L.P. Dart Container is a privately owned company founded by William A. Dart. The integrated organization will be a private company known as Dart Container Corporation. Dart expects to continue offering products under the Solo brand - including the iconic red Solo cup.
Michigan-based Dart Container Corporation and Illinois-based Solo Cup Company will continue to operate independently until government approval is secured and the transaction closes.
Goldman, Sachs & Co. acted as lead financial advisor to Solo Cup Company on the transaction. Evercore Partners also advised Solo Cup Company on the transaction. Skadden, Arps, Slate, Meagher & Flom LLP acted as legal counsel to Solo. Ernst & Young Corporate Finance Inc. was lead financial advisor to Dart Container Corporation and Vinson & Elkins LLP served as Dart's legal counsel on the transaction.
About Dart Container Corporation
Dart Container Corporation is family owned and operated, with 7,600 employees and 20 production facilities worldwide. The company manufactures more than 600 products and has facilities throughout the United States and in Canada, Mexico, Argentina, Brazil, Australia and the United Kingdom. It also has UV-curable ink manufacturing, machinery manufacturing and polymer production facilities. Its headquarters are in Mason, Michigan, where the company was founded in 1960. As a privately held company, Dart Container does not release financial or sales data.
About Solo Cup Company
Solo Cup Company is a $1.6 billion company exclusively focused on the manufacture of single-use products used to serve food and beverages for the consumer/retail, foodservice and international markets. Solo has broad product offerings available in paper, plastic, foam, post-consumer recycled content and annually renewable materials, and creates brand name products under the Solo®, Sweetheart®, Creative Carryouts® and Bare® by Solo® names. The company was established in 1936 and has a global presence with facilities in Canada, Europe, Mexico, Panama and the United States.
About Vestar Capital Partners
Vestar is a leading private equity firm specializing in management buyouts and growth capital investments. Vestar's three active funds - Vestar III, Vestar IV and Vestar V - aggregate $7 billion of investments.  The firm targets companies in North America with valuations of $150 million to $1.5 billion in four key industry sectors: Consumer, Diversified Industries, Healthcare and Digital Media, and Financial Services. Vestar invests and collaborates with incumbent management teams, family owners or corporations in a creative, flexible and entrepreneurial way to build long-term franchise and enterprise value. Since the firm's founding in 1988, the Vestar funds have completed more than 70 investments in companies with a total value of more than $30 billion. With the successful realization of its Solo Cup investment, Vestar will have returned more than $2 billion to its investors over the past two-and-a-half years while deploying $700 million of investments during the same period. Vestar has offices in New York, Boston and Denver. For more information, please visit Vestar's website at www.vestarcapital.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “will,” “believe,” “anticipate,” “intend,” “plan,” “estimate,” “expect,” “predict,” “potential,” “project,” “could,” “should,” “may,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All statements in this press release other than statements of historical fact, including statements regarding the expected closing of the acquisition of Solo Cup Company by Dart Container Corporation, and post-acquisition business strategy, operations, prospects, plans and objectives, are forward-looking statements. Such statements reflect current assumptions concerning future events and are subject to a number of risks and uncertainties, many of which are outside Solo Cup Company's control, which could cause actual results to differ materially from such statements, including the receipt of necessary regulatory approval and fulfillment of other customary conditions required to consummate the acquisition. All forward-looking statements contained in this press release speak only as of the time when made. Except as required by applicable law, Solo Cup Company undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events, changed assumptions or otherwise.